State of Idaho

                             [GRAPHIC OMITTED]
                               Department of State

                          CERTIFICATE OF INCORPORATION

I, J. D. (CY) PRICE, Secretary of State of the State of Idaho, and legal custodian of the corporation records of the State of Idaho, do hereby certify that the original of the articles of incorporation of




                           Giant Ledge Mining Company

was filed in the ofce of the Secretary of State on the nineteent, ___________day of July___________ A.D. One Thousand Nine Hundred______________Forty-eight and duly recorded on Film No. 15 of Record of Domestic Corporations, of the State of Idaho, and that the said articles contain the statement of facts required by
Section 29-103, Idaho Code, Annotated.

     I FURTHER CERTIFY, That the persons executing the articles and their associates and successors are hereby constituted a corporation, by the name hereinbefore stated, for perpetual existence from the date hereof, with its registered office in this State located at

                  Wallace            in the County of            Shosliona


                   IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the Great Seal of the State. Done at Boise City, the Capital of Idaho. this nineteenth day of July , in the year of our Lord one thousand nine hundred rorty-eight , and of the Independence of the United States of America the One Hundred Seventy-third.

                            ARTICLES OF INCORPORATION

                                       of

                           GIANT LEDGE MINING COMPANY

                KNOW ALL MEN BY THESE PRESENTS. That we, the undersigned citizens of the United States of America, each over the age of twenty-one years, do hereby voluntarily associate ourselves together for the purpose of forming a domestic corporation under and by virtue of the laws of the State of Idaho, and we do hereby make, signn, acknowledge, and file these Articles of lacorrorat,ion as follows:

                                   ARTICLE 1.

                                   ----------

        The name of this Corporation is end shall be Giant Ledge Mining Company.

                                   ARTICLE 11.

                                   -----------

     The objects and purposes for which this Corporation is formed are as principals, agents or otherwise, to do in any part of the world any and every of the things herein set forth or permitted by law to the same extent as natural persons might and could do. In furtherance and not in limitation of the general powers conferred by the laws of the State of Idaho, we do expressly provide that the Corporation shall have power:

         (a) To purcuase, sell, option, own, locate, lease, or other- wise, acquire, mortage and dispose of lends, mines, mtining claims, and mineral rights; to own, handle and control letters patent and inventions; and to own, enter, apply for patents for mines and mining millsites, mills, water-rights, tunnels and rights of way; to work, prospect, explore, exploit, and develop mines and mineral lands of every kind and nature and wherever the same may be situated, and to carry on the business of mining, milling; and producing zinc, lead, gold, silver and any and all other metals and minerals of every kind and character and to sell and dispose of the same and by-products thereof, and to do everything that may be necessary or proper in the conduct of the business of working such mines and mineral lands and the production of ores and metals therefrom; and to buy, sell, contract for, own, erect, and operate all mills, smelting and other ore reduction works, sawmills, machinery, roads, tramways, ditches, flumes, water-rights, power plants of any and all kinds whatsoever, and to develop and use electricity for power and lighting purposes and to file upon water-rights for any and all purposes.

        (b) To take, hold, lease, mortgage, own, purchase, or acquire by operation of the law or otherwise, real property or any interest therein or appurtenant thereto, including storerooms, sawmills, store buildings, and any part thereof, or any interest therein, or to sell, lease, exchange, mortgage or hypothecate real estate or any interest therein and to engagein any and all undertakings and business necessary and proper to the improvement and betterment of any of the land or real property or interest, therein, owned or otherwise acquired, or to be owned or otherwise acquired by said corporation, or in any other lands in which the said corporation may have any interest, and to handle and deal in any land, interest in land, or other property or interest therein, of said corporation in any manner it may desire.

        (c) To enter into, make, perform and carry out any and all contracts or, aggreements of every kind, amount and character with any person, firm, association, corportion, Federal or State government, or any political subdivisior, or corporation or agency thereof.

        (d) To purchase, own, sell, convey, mortgage, pledge, exchange, acquire by operation of law or otherwise, personal property of every land and character, debts, dues and demands or causes of action, and each and every land of personal property, evidences of debts, bonds, stocks of this and other corporations, both public and private, which the Corporation may deem necessary and convenient for its business or otherwise.

        (e) To borrow and lend money front and to any person, firm, corporation, association, or Federal or State government or any political subdivision, or corporation or agency thereof, and to make, take and execute notes, mortgages, bonds, deeds of trust, or other evidence of indebtedness to secure payment thereof, or by any other lawful manner or means, and to take and receive notes, bonds, r..ortr-a,yes, deeds of trust, or any evidence of indebtedness for the use and benefit of said Corporation, or otherwise.

        (f) To own, hold, lease, or sublet, or to conduct on its own account, or for any person, firm, association, corporation, or Federal or State government or and political subdivision, or corporation or agency thereof, all and every kind of merchandise, business or property necescary or proper to carry on an account of the business of said Corporation.

       (g) To build any and all necessary shops, buildings, storerooms, store rooms, boarding houses, sleeping quarters, sawmills and structures at and place proper or convenient to carry on any or all of the business of said Corporations

        (h) To do and perform every act and thing necessary to carry out the above enumerated purposes, or calculated directly or indirectly to the advancements of the interest of the Corporation, or to the enhancement of the value of its stock, holdings, and property of any kind or character.

                                    ARTICLE III.
                                    -----------

        The corporate existence of this Corporation shall be perpetual.

                                    ARTICLE IV.
                                    ----------
        The location and post office address of the Corporation's registered office in this State shall be Wallace, Idaho.

                                   ARTICLE V.
                                   ----------

        The total authorized number of par value shares is 3,000,000 having an aggregate par value of $300,000.00. All said stock shall be assessable, as provided by the laws of the State of Idaho.

                                   ARTICLE VI.
                                   ----------

        The corporate powers of this Corporation shall be vested in a Board of Directors which shall consist of at least three and not more than nine Directors, as may be determined from time to tittle by the Bar-Laws.

                                  ARTICLE VII.
                                  -------------

        Names, Post Office Address and Number of Shares subscribed by each of the incorporators are as follows:

            Name                     Address                    No. of Shares
            ----                     -------                    -------------
        Piatt H. Hull            Wallace, Idaho                 One share
        H. J. Hull               Wallace, Idaho                 One share
        H.C. Banks               Murray, Idaho                  One share


                                  ARTICLE VIII.
                                  ------------

        In addition to the poorer conferred upon the shareholders by law to make, amend or repeal the By-Laws, the Directors shall have the power to repeal and amend the By-Laws and adopt near ByLaws, but such powers may be exercised only by a majority of the whole Board of Directors.

                                   ARTICLE IX.
                                   -----------

        A Director or officer of the Corporation shall not, in the absence of actual fraud, be disqualified by his office from dealing or contracting with the Corporation, either as vendor, purchaser or otherwise; and, in the absence of actual fraud, no transaction or contract of the Corporation shall be void or voidable by reason of the fact that any Director or officer or any firm of which any Director or officer is a member or any other corporation of which any Director or officer is a shareholder, officer or Director, is in any, way interested in such transaction or contract; provided such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of the majority of a quorum of the Board of Directors or of the Executive Committee, if any, counting in for the purpose of determinining the existence of such majority or quorum any Director when present who is so interested or who is a member of a firm so interested or who is a shareholder, officer or Director of a corporation so interested; or (2) at a stockholders' meeting by a vote of the majority of the shares of stock of the Corporation represented at such meetinegs, and then entitled to vote, or (3) by writing in writins signed by a majority of the outstanding shares of stock of the Corporation then entitled to vote or by writein or writings signed by a majority of such holders, which shall have the same force and effect as though such authorization, ratification or approval were made by all the stockholders; and no Director or officer shall be liable to account to the Corporation for any profits realized by him from or through any such transaction or contract of the Corporation authorized, ratified or approved as aforesaid, by reason of the fact that he or another firm of which he is a member or any corporation of which he is a shareholder, officer or director was interested in such transaction. Nothing in this paragraph contained shall create any liability in the events above mentioned, or prevent the authorization, ratification or approval of such contracts or transactions in any offer ,manner permitted by law, or invalidate or make voidable any contract or transaction which would be valid without reference to the provisions of this papagraph in accordance, We have hereunto set our hands in triplicate this day of July, 1998.

[Graphic ommitted]

STATE OF IDAHO       )
                     ) ss

County of Sacshone   )

        Or: this 17th day of July, 1948, before me, the undersigned, a Notary Public for the State of Idaho, personally appeared Piatt H. Hull, H. J. Hull and
H. C. Banks, known to me to be the persons whose names are subscribed to the foregoing instrument and acknowledged to me that they executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial Seal the day and year in this certificate first above written.

                                     illegible signature
                                     -------------------------------------
                                     Notary Public for the State of Idaho,
                                     residing at Wallace, Idaho

[GRAPHIC OMITTED]

STATE OF IDAHO        )
                      )
County of Shoshone    )

        PIATT H. HULL, being first duly sworn, deposes and says:
        The Giant Ledge Mining Company is being organized for the purpose of taking over a non-productive mining property and trill for some time hence continue to be non-productive.

        That this affidavit is made for the purpose of so informing the Secretary of State until such time as the corporation shall be organized and shall file an annual statement to the effect that it is non-productive.

                Further deponent sayeth not.

                Dated this 4th day of August, 1948.

                                              illegible signature
                                              -------------------------------
                  Subscribed and sworn to before me this 4th day of August, 1948.

                                       illegible signature
                                       -------------------------------
                                       Notary Public for the State of Idaho,
                                       residing at Wallace, Idaho.

                              ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF
GIANT LEDGE MINING COMPANY

Pursuant to theprovisions of the Idaho Code, the following amendments to the Articles of Incorporation of Giant Ledge Mining Company, were adopted by the shareholders of the Corporation on September 30, 1987, in the manner prescribed by the Idaho Code:

FIRST: Article I of the Articles of Incorporation is hereby amended to read as follows:.

                                    ARTICLE I

Name:  The name of this Corporation shall be Double Eagle
Mining Corporation.

SECOND: Article II of the Articles of Incorporation is hereby amended by adding an additional clause to Article II at the end thereof, designated as "(i)" which shall read as follows:

       "(i)" The purposes of the Company include the transaction of any and all lawful business for which corporations may be organized under the Idaho Business Corporation Act.

       THIRD: Article V of the Articles of Incorporation is hereby amended to read as follows:

                                    ARTICLE V

The authorized Capital Stock of this corporation shall be 100,000,000 shares of Common Stock, having a par value of $.001 per share, all of which shares shall be nonassessab, and in connection therewith, converting each issued and outstanding share of the capital stock of the Company into .5 shares of Common Stock, having a par value of $.001 per share. The par value is decreased from $.10 to $.001 per share, and the authorized shares is increased from 3,000,000 to 100,000,000 shares, thereby effecting the stated capital by decreasing capitalization from $300,000.00 to $100,000.00.

      FOURTH: That a new Article be added to the Articles of Incorporation of the Corporation, to be designated Article X, which Article shall read as follows:

                                    ARTICLE X

      Pre-Emptive Rights. The stockholders of this Corporation shall have no pre- emptive rights to acquire unissued or treasury shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares of stock of this Corporation.

      FIFTH: That a new Article be added to the Articles of Incorporation and be designated Article XI, which Article shall read as follows:

                                   ARTICLE XI

      Cumulative Voting. The stockholders of this Corporation shall not ave the right, as otherwise provided by Section 30-1-33 of the Idaho Code, to cumulate their votes at elections for directors.

      The number of shares of the Corporation outstanding at the time of said adoption of the above amendments was 667,800., and the number of shares entitled to vote thereon was 667,800.

      The number of shares voted for such amendments, and each of them in person and by Proxy, was 576,450., and the number of shares voting against such amendments was 0.

       The effective date hereof shall be the date of said shareholders' meeting, September 30, 1987.

                                               /s/ (illegible)
                                               -------------------------
                                               PRESIDENT

                                               /s/ Melissa Scheffelmaier
                                               -------------------------
                                               SECRETARY

                                 ACKNOWLEDGEMENT

STATE OF UTAH                        )

                                     :ss

COUNTY OF SALT LAKE                  )

     The undersigned, President and Secretary respectively of Giant Ledge Mining Company, a Corporation organized and existing under the laws of the State of Idaho, do hereby certify that at a special meeting of shareholders of said Corporation, properly called on September 30, 1987, the foregoing amendments to the Articles of Incorporation of said Corporation were adopted and authorized by more than Fifty Percent (50%) of the outstanding and issued shares of said Corporation, which shares were properly represented at said meeting; that said meeting was held pursuant to a resolution of the Board of Directors of the Corporation setting forth the Amendments and directing that they be submitted to a vote at a special meeting of shareholders; that written notice of said special meeting, which notice set forth the proposed amendments, was given to each shareholder of record entitled to vote thereon more that ten (10) days prior to the holding of said meeting by first-class mail; the undersigned further certify that the foregoing amendments to the Articles of Incorporation of said Corporation correctly set forth the amendments adopted by the shareholders and correctly states the date of adoption thereof, the number of shares outstanding, the number of shares voting for and against such amendments.

       Dated this 30th day of September, 1987.

                                  /s/ illegible
                                  -------------------------
                                  PRESIDENT

                                  /s/ Melissa Scheffelmaier
                                  -------------------------

      Subscribed and sworn to before me, this 30th day of September, 1987.

                                  /s/ Gail M. Elliott
                                  -------------------------
                                  NOTARY PUBLIC
                                  Residing at: Mullen

My Commission Expires:
            9/3//91

                                 ACKNOWLEDGEMENT

            STATE OF UTAH          )

                                   :ss

            COUNTY OF SALT LAKE    )

                 The undersigned, President and Secretary respectively of Double
            Eagle Mining Company, a Corporation organized and existing under the laws of the state of Idaho, do hereby certify that at a Special Meeting of Shareholders of said Corporation, properly called on September 30,1987, the foregoing its to the Articles of Incorporation of said Corporation were adopted and authorized by more than Fifty Percent of the outstanding and issued shares of said Corporation, which shares were properly represented at said meeting; that said meeting was held pursuant to a resolution of the Board of Directors of the Corporation setting forth the Amendments and directing that they be submitted to a vote at a Special Meeting of Shareholders; that written notice of said special meeting, which notice set forth the proposed amendments, was given to each shareholder of record entitled to vote thereon more than ten (10) days prior to the holding of said meeting by first-class mail; the undersigned further certify that the foregoing its to the Articles of Incorporation of said Corporation correctly set forth the amendments adopted by the shareholders and correctly states the date of adoption thereof, the number of shares outstanding, the number of shares voting for and against such amendments.

                      DATED this 30th day of September, 1987.

                                          /s/ H. Derwood Williams
                                          -----------------------
                                          PRESIDENT

                                          /s/ Tina Pulley
                                          -----------------------
                                          SECRETARY


         Subscribed and sworn to before me this 30th day of September, 1987.

                                          Residing: David County, Utah
                                          My Commission Expires: 9-13-88

                                          /s/ Jeanette Lawrence

                                          NOTARY PUBLIC

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                             SPARTAN FUNDING COMPANY

          Pursuant to the provisions of the Idaho Code, the following amendment to the Articles of Incorporation of Spartan Funding Company, Inc., an Idaho corporation (the "Corporation"), was adopted by the shareholders of the Corporation on April 14, 1995, in the manner prescribed by the Idaho Code.

          FIRST: Article I of the Articles of Incorporaticn is hereby amended to read as follows:

                                    ARTICLE I

          The name of this Corporation shall be VENTURE TECH, INC." The number of shares of the Corporation outstanding at the time of adoption of the above amendments was 3,800,154, and the number of shares entitled to vote thereon was 3,800,154. As to the amendment set forth above, the number of shares consenting and voting For such amendment was 2,118,108, the number of shares voting Against such amendment was -0-, and the number of shares abstaining was 1,667.

                     DATED this 18th day of April, 1995.

                                             /s/ Barry Worshoufsky
                                             ---------------------
                                             Barry Worshoufsky
                                             President

                                             /s/Mike Cartmel
                                             -------------
                                             Mike Cartmel
                                             Secretary


SUBSCRIBED AND SWORN to before me this 21st day of April 1995.

                                               /s/ Rosemarie De Mastri
                                               ------------------------
                                               NOTARY PUBLIC
                                               Residing at: 47 Broadway
                                               Greenlawn, NY 11740

                                               My Commission Expires:
                                               Rosemarie De Mastri
                                               Notary Public, State of new York
                                               No. 4658478
                                               qualified in Suffolk county
                                               Term Expires 11/27/95

STATE OF N Y                                )

                                           :ss

COUNTY OF Suffolk                           )

          THE UNDERSIGNED, the President and Secretary respectively of Spartan Funding Company, a corporation organized and existing under the laws of the State of Idaho, do hereby certify that at a Special Meeting of Shareholders of said Corporation properly called on April 14, 1995, the foregoing Amendment to the Articles of Incorporation for said Corporation was duly adopted and authorized by more than fifty percent (50$) of the issued and outstanding shares of said Corporation, which shares were properly represented and voted at' said Meeting. Also that said Meeting was held pursuant to a resolution of the Board of Directors setting forth the amendment and directing that it be submitted to a vote at the Meeting, and that written notice of said Special Meeting getting forth the proposed amendment was given by first class mail to each shareholder of record entitled to vote thereon at least ten (10) days prior to the holding of the Meeting. The Undersigned further certify that the foregoing Amendment correctly sets forth the amendments adopted by the shareholders and 'correctly states the date of adoption thereof, the number of shares outstanding, the number of shares voted for and the number of shares voted against each such amendment.

                                        /s/Harry Worshoufsky
                                        ---------------------
                                        HARRY WORSHOUFSRY, President

                                        /s/ Mike Cartmel
                                        ----------------
                                        MIKE CARTMEL, Secretary

SUBSCRIBED AND SWORN to before me this 11th day of May 1995.


                                                    /s/ Kent R. Nicolson
                                                    ---------------------

My Commission  Expires:
As to the signature of Mike Cartmel
My commission is an appointment for life.

A specimen of my signature is on file at the        Ken R. Nicolson
U.S. Consulate, Vancouver, B.C. Canada.             Notary Public
                                                    Suite 2 - 650 Clyde Avenue
                                                    West Vancouver, B.C. V7T 182